                                                             Exhibit 99.17(b)(3)




PROJECT PAIGE
Materials for the Board of Directors






                                                             September 10, 1997
                                                             Confidential


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

AGENDA
                                                                           Tab
                                                                           ---

Introduction                                                                1

Financial Alternatives                                                      2

       Strategic Review                     A

       Stock Performance                    B

       Valuation Overview                   C

       Outright Sale                        D

       Share Repurchase                     E

       Going Private Transaction            F

Strategic Alternatives                                                      3

       Programming                          A

       Strategic Acquisition                B

       Strategic Partner                    C


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

                              Confidential Material

                       Presented to the Board of Directors




THE FOLLOWING PAGES CONTAIN MATERIAL PROVIDED TO THE BOARD OF DIRECTORS OF PAIGE ("PAIGE" OR THE "COMPANY") IN THE CONTEXT OF A MEETING OF THE BOARD OF DIRECTORS HELD TO CONSIDER STRATEGIC ALTERNATIVES INCLUDING, AMONG OTHER THINGS, A SALE OF THE COMPANY, A LEVERAGED RECAPITALIZATION, AND A GOING PRIVATE TRANSACTION. THE ACCOMPANYING MATERIAL WAS COMPILED OR PREPARED ON A CONFIDENTIAL BASIS SOLELY FOR USE BY THE BOARD OF DIRECTORS AND NOT WITH A VIEW TOWARD PUBLIC DISCLOSURE UNDER STATE AND FEDERAL SECURITIES LAWS. THE BASIC INFORMATION UTILIZED IN PREPARING THIS STUDY WAS OBTAINED FROM THE COMPANY AND OTHER PUBLIC SOURCES. ANY ESTIMATES AND PROJECTIONS FOR THE COMPANY CONTAINED HEREIN HAVE BEEN PREPARED BY MANAGEMENT, OR ARE BASED UPON SUCH ESTIMATES AND PROJECTIONS, AND INVOLVE NUMEROUS AND SIGNIFICANT SUBJECTIVE DETERMINATIONS, WHICH MAY OR MAY NOT PROVE TO BE CORRECT. NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IS MADE AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION AND NOTHING CONTAINED HEREIN IS, OR SHALL BE RELIED UPON AS, A PROMISE OR REPRESENTATION, WHETHER AS TO THE PAST OR THE FUTURE. BECAUSE THIS MATERIAL WAS PREPARED FOR USE IN THE CONTEXT OF A PRESENTATION TO THE BOARD OF DIRECTORS, WHICH IS FAMILIAR WITH THE BUSINESS AND THE AFFAIRS OF THE COMPANY, AND WAS NOT PREPARED TO COMPLY WITH THE DISCLOSURE STANDARDS SET FORTH UNDER STATE AND FEDERAL SECURITIES LAWS, NEITHER THE COMPANY NOR SALOMON BROTHERS INC NOR ANY OF THEIR RESPECTIVE LEGAL OR FINANCIAL ADVISORS OR ACCOUNTANTS TAKE ANY RESPONSIBILITY FOR THE ACCURACY OR COMPLETENESS OF ANY OF THE MATERIAL IF USED BY PERSONS OTHER THAN THE BOARD OF DIRECTORS OF THE COMPANY. NEITHER THE COMPANY NOR SALOMON BROTHERS INC UNDERTAKES ANY OBLIGATION TO UPDATE OR OTHERWISE REVISE THE ACCOMPANYING MATERIALS.


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

SALOMON BROTHERS' TEAM


WE HAVE PUT TOGETHER A TEAM OF INVESTMENT BANKING AND MERGERS AND ACQUISITIONS PROFESSIONALS WITH EXTENSIVE EXPERIENCE IN STRUCTURING, POSITIONING AND EXECUTING MEDIA TRANSACTIONS.

                                     PAIGE


     MEDIA INVESTMENT BANKING                       MERGERS AND ACQUISITIONS
          SAN FRANCISCO                                     NEW YORK
     ------------------------                       ------------------------

       M. IAN G. GILCHRIST                                 FRED COHEN
        MANAGING DIRECTOR                              MANAGING DIRECTOR

        MARK S. SIMONIAN                                 PETER A. TAGUE
            DIRECTOR                                     VICE PRESIDENT

        PETER M. WESTLEY                                  MARY E. AMOR
         VICE PRESIDENT                                    ASSOCIATE

        PETER A. OTRIDGE                                DENNIS W. O'DOWD
            ASSOCIATE                                        ANALYST

          JASON KANNER
             ANALYST


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

INTRODUCTION













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                                                                               1

INTRODUCTION



SALOMON BROTHERS APPRECIATES THE OPPORTUNITY TO PRESENT OUR THOUGHTS ON MEANS OF MAXIMIZING SHAREHOLDER VALUE AT PAIGE.

Our presentation may be broadly divided into two parts:

A. Discussion of financial alternatives available to the Company

B. Discussion of strategic alternatives available to the Company


Our thoughts on repositioning Jazz will be covered in a separate presentation at a later date.


(CONTINUED ON NEXT PAGE)

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                                                                               2

PAIGE HAS CHOSEN TO PURSUE A LONG-TERM VALUE CREATION STRATEGY WHICH MAY BE INCONSISTENT WITH THE NEAR-TERM RETURN REQUIREMENTS IMPOSED BY THE PUBLIC HOLDERS OF PAIGE'S STOCK.

A strategy focused on investment in brand equity across business lines ...

     Requires significant investment in capital and start-up costs

     Lies outside area of proven operational expertise (restaurants, casino, credit card)

     Dilutes pure niche cable play


 ... combined with existing market disadvantages...

     Small float

     Concentrated ownership and control

     Cable-focused research and institutional investors


 ... creates an environment likely to lead to long-term market undervaluation and a disappointed shareholder base.



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                                                                               3

FINANCIAL ALTERNATIVES







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                                                                               4

STRATEGIC REVIEW






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                                                                               5

PAIGE STRATEGY REVIEW




PAIGE MANAGEMENT HAS CHOSEN TO FOCUS ON THREE OPPORTUNITIES TO FORTIFY AND GROW THE EXISTING BUSINESS:


                  CABLE NETWORK                         ADDITIONAL CHANNELS                       BRAND EXPANSION
                  ----------------------------------------------------------------------------------------------------
STRATEGIC GOAL    Protect and grow core business        Leverage core business                    Leverage brand
----------------------------------------------------------------------------------------------------------------------

ACTION ITEMS      Advertising growth consistent with    Action PPV                                Restaurants
                  industry averages                       -   Subscriber growth

                  Subscriber base growth                                                          Casino/Gaming
                    -   Cable                           Jazz
                    -   DBS                               -   Domestic sub growth
                                                          -   International sub growth            Publishing
                                                          -   Limited programming expenditures
                  Control/lower programming costs
                    -   Return to music                                                           Miscellaneous
                                                        Movies                                      -   Apparel
                  Continue to reposition rate card
                                                                                                    -   Other

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                                                                               6

BLACK CONSUMERS:  THE OPPORTUNITY TO BRAND


THE GROWTH IN THE ECONOMIC WEALTH OF THE BLACK COMMUNITY HAS CREATED AN UNPRECEDENTED OPPORTUNITY TO LEVERAGE THE PAIGE BRAND TO CAPTURE ADVERTISING AND SUBSCRIBER REVENUES.


TRENDS                        DYNAMICS                                     OPPORTUNITY
------                        --------                                     -----------
Growing Purchasing Power      Buying power of $427 billion in 1996;
                              up 40.5% from 1990

Growing Population            Population will grow 21% by 2010


                              Growing twice as fast as white population    Capture increased advertising and
                                                                           product revenues by expanded
Increasing Advertising        $1 billion spent targeting blacks            product lines
                              in advertising

Relatively High Viewership    Blacks watch 50% more T.V. than
                              general population

Market Receptivity            Over 90% of Black Americans
                              recognize Paige's brand name


STOCK PERFORMANCE




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                                                                               8

PAIGE PRICE AND VOLUME PERFORMANCE




THE PAIGE STOCK PRICE HAS RISEN BY OVER 30% SINCE EARLY MAY 1997 AFTER TRADING IN A RELATIVELY NARROW BAND FOR AN EXTENDED PERIOD. PAIGE STOCK IS CURRENTLY TRADING NEAR WALL STREET PRICE TARGETS.

                               [GRAPHIC OMITTED]

                   [TABULAR INFORMATION APPEARS IN ANNEX A]

(a) (9/24/96)  Paige, Encore Media to create black movie channel.
(b) (5/12/97)  Paige announces agreement with Disney.
(c) (6/11/97) Paige announce 3rd Quarter Earnings Per
Share and Family Channel acquisition announced.

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                                                                               9

WALL STREET'S VALUATION OF PAIGE




                          DONALDSON, LUFKIN & JENRETTE
                          ----------------------------
                                 D.H. LIEBOWITZ

                       February 13, 1997 (Price - $28.00)
                       Target Price: $39.75 (end of 1997)
                                   Rating: Buy

                                       EPS
--------------------------------------------------------------------------------
                       F1997E:                    $1.38
                       F1998P:                    $1.95

                               Research Comments:

Despite doubling its EPS over the past 5 years, Paige shares have lagged broader market gains because of market skepticism about the ventures outside the core business.

Paige offers a dependable stream of cash flow and earnings that are rising at a double digit clip along with an extremely clean balance sheet.

Strength of Paige cable network reflects favorable cable programming and socioeconomic trends.

Despite market concern about the potential shift in economics away from programmers to operators, Paige is better positioned than its peers, because of its solid long-term contractual agreements almost all of which extend to 2003 and include rate increases.
--------------------------------------------------------------------------------

                          DONALDSON, LUFKIN & JENRETTE
                          ----------------------------
                                 D.H. LIEBOWITZ

                          July 2, 1997 (Price - $32.75)
                        Target Price: $48.50 (July 1998)
                                   Rating: Buy

                                       EPS
--------------------------------------------------------------------------------
                       F1997E:                    $1.47
                       F1998P:                    $1.87

                               Research Comments:


Increasingly bullish on Paige shares, based on improving operating trends and increasingly active transaction market with many recent deals occurring at escalating multiples.

Improved operating cash flow driven by improved advertising revenue and ability to increase subscribers in spite of 96% penetration of black cabled households.

Paige Cable Network is increasingly attractive as an acquisition target because of the perceived need for vertical integration by the major media companies and the current channel capacity squeeze in the cable industry.

--------------------------------------------------------------------------------

                                  SMITH BARNEY
                                  ------------
                                  JOHN S. REIDY

                          May 14, 1997 (Price - $29.00)
                       Target Price: $35.00 (end of 1997)
                         Rating: Outperform, Medium Risk

                                       EPS
--------------------------------------------------------------------------------
                       F1997E:                    $1.54
                       F1998P:                    $1.74

                               Research Comments:


Aggressive brand extensions have potential to create significant value but aspirational strategy is accompanied by moderate risk as ventures go well beyond the core business.

Stock attractively priced at 9.2x fiscal 1997 EBITDA adjusted for start up losses.

Strength of Paige cable network reflects favorable cable programming and socioeconomic trends.

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                                                                              10

LIQUIDITY ANALYSIS



PAIGE'S RECENT PRICE RUN-UP SINCE MAY HAS BEEN ON THE BACK OF HIGHER TRADING VOLUMES.

                                [GRAPHIC OMITTED]

                   [TABULAR INFORMATION APPEARS IN ANNEX A]

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                                                                              11

OWNERSHIP PROFILE

PAIGE'S PUBLIC FLOAT, EXCLUDING MANAGEMENT AND TCI, IS PREDOMINANTELY OWNED BY INSTITUTIONS.


                               Primary  % Public                    % Fully
                             Shares (a)   Float  % Primary  Options  Diluted  % Vote
                             ----------   -----  ---------  -------  -------  ------

Gamco Investors Inc.          1,112,850   19.6%    6.7%         --    6.0%    1.5%
Capital Research & Mgmt.        662,100   11.7%    4.0%         --    3.6%    0.9%
Fidelity Mgmt. & Res. Corps     525,200    9.3%    3.2%         --    2.9%    0.7%
PrimeCap Mgmt. Company          380,000    6.7%    2.3%         --    2.1%    0.5%
Wanger Asset Mgmt. LP           300,000    5.3%    1.8%         --    1.6%    0.4%
All Others                    1,664,484   29.3%   10.0%         --    9.0%    2.2%
----------------------------------------------------------------------------------
Total Institutions (b)        4,644,634   81.8%   27.9%         --   25.2%    6.1%

Retail Holders                1,032,606   18.2%    6.2%         --    5.6%    1.3%
----------------------------------------------------------------------------------
Public Float                  5,677,240  100.0%   34.1%         --   30.8%    7.4%

TCI                           3,663,200           22.0%         --   19.9%   26.3%

Robert Johnson                6,983,675           41.9%    184,000   38.9%   65.8%
Other Mgmt. & Directors         341,240            2.0%  1,577,595   10.4%    0.4%
----------------------------------------------------------------------------------
Total Insiders               10,988,115           65.9%  1,761,595   69.2%   92.6%

----------------------------------------------------------------------------------
Total Shares                 16,665,355          100.0%  1,761,595  100.0%  100.0%

----------------------------------------------------------------------------------

(a) Primary shares include 3 classes of stock (A, B and C). 1,831,600 shares of Class B and 4,820,000 shares of Class C are super voting stock (10 votes per share) held by TCI and Robert Johnson, respectively.

(b)  Source: Spectrum dated 8/19/97.

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                                                                              12

VALUATION OVERVIEW






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                                                                              13

VALUATION SUMMARY




WE HAVE APPLIED A NUMBER OF METHODOLOGIES IN ARRIVING AT INDICATIVE RANGES FOR EACH OF PAIGE'S BUSINESS SEGMENTS, BUT THE RELATIVE APPLICABILITY OF EACH VARIES FROM CASE TO CASE.

MULTIPLE ANALYSIS, A TRADITIONAL INDICATOR OF VALUE, MAY FAIL TO CAPTURE LONG-TERM GROWTH AND REQUIRES THAT A UNIVERSE OF APPROPRIATE COMPARABLES BE IDENTIFIED.



- There are no longer any trading comparables for Paige's core business

- Some recent transactions imply a wide range of values for Paige


                                    E!       CMT     FAM     TFN
-----------------------------------------------------------------
FV/Subscriber                   $13.03    $14.53  $26.54   $9.46
Implied Paige Value/Share (a)   $38.80    $43.40  $80.35  $27.80

DISCOUNTED CASH FLOW ANALYSIS LEADS TO HIGHER VALUATIONS IN GENERAL SINCE THIS METHODOLOGY CAPTURES THE UPSIDE GROWTH POTENTIAL ASSOCIATED WITH A NUMBER OF PAIGE'S LESS-DEVELOPED BUSINESS UNITS.

a) Assumes 56.7 million total reported subscribers.

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                                                                              14

SUMMARY VALUATION



WE HAVE ANALYZED THE EQUITY VALUE FOR PAIGE BOTH ON A CURRENT BASIS USING PUBLIC TRADING AND PRECEDENT TRANSACTION MULTIPLES ("MULTIPLE IMPLIED VALUE") AND ON A DCF BASIS WHICH BETTER CAPTURES THE POTENTIAL UP-SIDE.



                                     Multiple Implied Value  DCF Implied Value
                                     ----------------------  -----------------
Operating Segment                         Low     High        Low       High
------------------------------------------------------------------------------
Cable Network                             $700   $1,000      $1,000    $1,200
Jazz                                        20       25          80        95
Action PPV (a)                              35       45          35        45
Publishing (a)                              (7)     (10)         (7)      (10)
Restaurants                                  5        6          30        40
------------------------------------------------------------------------------
Total Firm Value                          $753   $1,066      $1,138    $1,370

Less:
     Net Debt                               59       59          59        59
Plus:
     Option Proceeds                        27       27          27        27
     Book Value of Equity Investments:
     Movies                                  6        6           6         6
     Apparel                                 2        2           2         2
------------------------------------------------------------------------------
Implied Equity Value                      $729   $1,042      $1,114    $1,346
Fully Diluted Shares Outstanding (b)      18.4     18.4        18.4      18.4
Implied Equity Value per Share          $40.00   $57.00      $60.00    $73.00
Premium/(Discount) to Market (c)           0.6%    43.4%       50.9%     83.6%
------------------------------------------------------------------------------


Note: Balance Sheet information as of April 30, 1997 10Q.

(a) The DCF methodology is utilized in both scenarios since it more accurately reflects the prospects associated with these limited growth entities.

(b) Primary shares of 16.6 million and options of 1.8 million with a $15.26 weighted average strike price.

(c)  Closing market price of $39.75 as of September 5, 1997.

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                                                                              15

VALUATION DRIVERS

SEVERAL KEY ISSUES FACING EACH SEGMENT OF PAIGE'S BUSINESS WILL DETERMINE THE ABILITY OF THE COMPANY TO REALIZE THE VALUATION PREMIUMS INHERENT IN THE MANAGEMENT PROJECTIONS AND THE DISCOUNTED CASH FLOWS.


BUSINESS SEGMENT        VALUATION DRIVER
----------------        ----------------
Cable                   Continued sub growth given high existing penetration
                        DBS subscriber growth
                        Ad rate increases
Jazz                    Sub growth in the face of technological obstacles
                        Sponsor/advertising support given small size
Action Pay Per View     Low growth business
                        Economies of scale not as important
Publishing              Important for growing "mind-share"
                        Stand-alone value negligible
Restaurants             Concept sustainability
                        Profitability sustainability

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                                                                              16

OUTRIGHT SALE






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                                                                              17

OUTRIGHT SALE


THE OUTRIGHT TRANSFER OF OWNERSHIP AND CONTROL FROM EXISTING HOLDERS TO A STRATEGIC OR FINANCIAL BUYER THROUGH A COMPETITIVE PROCESS DESIGNED TO MAXIMIZE CURRENT VALUE TO SHAREHOLDERS.



ESTIMATED ACHIEVABLE VALUE:             $45.00 PER SHARE      $56.00 PER SHARE
---------------------------             $850MM TOTAL VALUE  $1,050MM TOTAL VALUE
                                        ------------------  --------------------
Implied Multiples:

         Firm Value/LTM EBITDA (a)               16x                  19x

         Firm Value/Sub (b)                   $15.00               $18.50

         Premium to Current Price (c)            13%                  41%


WHILE MARKET TIMING FOR A SALE MAY BE EXCELLENT, WE HAVE BEEN ADVISED BY MR. JOHNSON THAT HE HAS NO INTEREST IN PURSUING A SALE OF THE COMPANY - THEREBY MAKING THIS ALTERNATIVE UNFEASIBLE.

a) $55.0mm LTM EBITDA as of April 30, 1997.
b) 56.7mm total reported subs as reported in April 30, 1997 10Q.
c) Closing market price of $39.75 as of September 5, 1997.

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                                                                              18

OUTRIGHT SALE


               ADVANTAGES                                   DISADVANTAGES
               ----------                                   -------------
Maximizes current value to all shareholders      Limited strategic buyer universe

Market appetite for quality programming assets   Not likely to deliver full value for high-
with critical mass has never been higher         potential, early-stage ventures such as Jazz
                                                 and Restaurants

Monetizes control premium                        Premium sale valuations have tended to be
                                                 for companies with larger subscriber bases
                                                 than Paige

Eliminates uncertainty regarding direction and   Close existing ties with TCI make strategic
financing of future growth                       logic more difficult to articulate for new
                                                 buyer

                                                 Controlling shareholder unwilling to sell

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                                                                              19

POTENTIAL BUYERS PROFILE

THE FOLLOWING NAMES, WHILE REPRESENTING ONLY A PORTION OF THE POTENTIALLY INTERESTED PARTIES, WOULD CERTAINLY BE AMONG THOSE BEST QUALIFIED.

COMPANY                       MARKET CAP       SALES       EBITDA
                             ($ BILLIONS)  ($ BILLIONS) ($ BILLIONS)    DEBT/CAP
--------------------------------------------------------------------------------
Comcast                          $8.1          $4.5         $1.3           48%

Disney                           52.0          22.2          9.4           18

News Corp.                       12.8           8.4          1.3           32

Seagrams/MCA                     13.0          12.8          1.5           23

TCI/Liberty Media (a)            18.9           7.2          2.4           39

Time Warner (WB)                 29.5          12.1          2.3           35

US West Media Group              12.1           4.2          1.5           47

Viacom/Chris-Craft (UPN)(b)      10.4          12.6          1.7           51

a) Data refers to TCI Group.
b) Data refers to Viacom.

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                                                                              20

SHARE REPURCHASE







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                                                                              21

OPEN MARKET PURCHASE ANALYSIS


PAIGE'S VERY LIMITED PUBLIC FLOAT AND DAILY TRADING VOLUME MAKE ANY SIGNIFICANT OPEN MARKET PURCHASE A PRACTICAL IMPOSSIBILITY.



BUYBACK AMOUNT (MILLIONS):         $100.0
AVERAGE DAILY VOLUME (a):          14,322
CURRENT SHARE PRICE (b):           $39.75


NUMBER OF TRADING DAYS TO COMPLETE REPURCHASE:

Average   Premium
Price     to Current     % of Average Daily Volume Taken Up
Paid      Price          10.0%    25.0%     50.0%     100.0%
------------------------------------------------------------
39.75      0.0%          1,757     703       351       176
43.73     10.0%          1,597     639       319       160
47.70     20.0%          1,464     586       293       146
51.68     30.0%          1,351     540       270       135
------------------------------------------------------------

(a) Last 90 day average.
(b) Closing market price of $39.75 as of September 5, 1997.


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                                                                              22

PARTIAL FIXED PRICE TENDER SHARE REPURCHASE


A PARTIAL TENDER OFFER AT A FIXED PRICE WOULD FURTHER REDUCE MARKET TRADING IN AN ALREADY ILLIQUID STOCK.


PROPOSED REPURCHASE AMOUNT:                       $50mm     $100mm      $150mm
---------------------------                       -----     ------      ------
Tender Price per Share                            $45.00    $45.00      $45.00

Shares Repurchased (millions)                        1.1       2.2         3.3

Repurchased Shares/Public Float (a)                   19%       39%         58%

Insider Shares/Total Pro Forma Shares (b)             71%       76%         82%

Market value of remaining float at $45 per
share (Current Float = $225mm) (a)(c)             $205mm    $156mm      $107mm


A further disadvantage is the need for Paige to "price" its own stock in order to effect a traditional fixed price tender offer.

a) Public float consists of 5.67mm shares.
b) Primary shares only, not including 1.8 million options.
c) Closing market price of $39.75 as of September 5, 1997.


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                                                                              23

DUTCH AUCTION SHARE REPURCHASE

IN A DUTCH AUCTION TENDER, PAIGE WOULD SPECIFY THE RANGE OF PRICES AT WHICH IT WOULD BE WILLING TO BUY SHARES AND THE TOTAL NUMBER OF SHARES IT SEEKS TO REPURCHASE.


- Each tendering shareholder selects a single price at which it would tender some or all of its shares


- Like a fixed price tender offer, a Dutch Auction tender requires filing a tender document and a 20-day minimum tender period

- At the expiration of the offer period, usually a month after the initial announcement, Paige would repurchase the desired number of shares according to the ascending order of shareholder bids

- Instead of paying shareholders their bid prices, all shareholders whose shares are accepted receive the highest accepted bid price


Careful thought should be given to which investors may seek to remain in the stock.


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                                                                              24

DUTCH AUCTION VS. FIXED PRICE TENDER OFFER






                          ADVANTAGES                                     DISADVANTAGES
                          ----------                                     -------------
Dutch Auction             May provide ability to acquire shares at       Shareholders who tender above threshold
                          lower price than a fixed price tender-offer    price cannot participate which may create a
                                                                         negative reaction

                          If price limits are wide enough, can           Potential confusion among less
                          usually repurchase all shares desired          sophisticated shareholders
                          avoiding under pricing

                          Limits public information disclosed - only     More difficult to target specific
                          shares repurchased, not total tendered         shareholders

                          Shareholder bid schedule reveals price         Can be problematic with concentrated
                          thresholds                                     institutional holdings


Fixed Price Tender Offer  More efficient means to reach all              Management "prices" stock
                          shareholders if full participation is desired

                          All shareholders can participate, if only      May misprice tender and be unable to
                          pro rata, which reduces potential negative     execute
                          reaction
                                                                         Number of shares tendered at particular
                                                                         prices becomes public information

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                                                                              25

EITHER FIXED PRICE TENDER OFFER OR DUTCH AUCTION

               ADVANTAGES                                   DISADVANTAGES
               ----------                                   -------------
Expresses management's belief in market             Process may set "ceiling" on public
undervaluation                                      trading value

Recent stock price run-up and investor liquidity    Limited public trading will be further reduced
demands may minimize the premium required

                                                    Perception of "last chance" for liquidity may
                                                    increase frustration among those investors
                                                    left in the stock

                                                    Consolidates control further among insiders


In either case, investors will examine Liberty's actions closely in determining their own course of action.

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                                                                              26

GOING PRIVATE TRANSACTION





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                                                                              27

GOING PRIVATE TRANSACTION




THE FINAL OPTION FOR A NEAR-TERM VALUE REALIZATION EVENT IS TO TAKE THE COMPANY PRIVATE.

-    R. Johnson and TCI/Liberty retain ownership and "sponsor" the transaction

-    The transaction is contingent on a favorable shareholder vote



Such a transaction would allow public shareholders to monetize at a premium price while the sponsors increase their exposure to the equity upside potential in Paige's long-term strategy.


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                                                                              28

GOING PRIVATE TRANSACTION



GIVEN CURRENT MARKET TRADING LEVELS AND THE PUBLIC SHAREHOLDER MAKEUP, WE BELIEVE A PRICE OF $45.00-$50.00 PER SHARE WILL BE REQUIRED TO EFFECT A TRANSACTION.



ASSUMED SHARE REPURCHASE PRICES:          $45.00 PER SHARE    $50.00 PER SHARE
--------------------------------          $390MM TOTAL DEBT   $425MM TOTAL DEBT
                                          -----------------   -----------------
Implied Firm Value Multiples:

         Firm Value/LTM EBITDA (a)                16x                17x

         Firm Value/Sub (b)                    $15.00             $16.75

Premium to Current Price (c)                      13%                26%

Credit Statistics:

         Pro Forma Debt/F1998 EBITDA             4.1x               4.8x

         F1998 EBITDA-Capex/Interest Expense     2.5x               2.3x

         Years to Full Repayment (d)                6                  7


While the pro forma debt levels under this scenario are high, we believe they are sustainable. Additional flexibility could come through a debt or equity contribution by Liberty/TCI.


a) $55.0mm LTM EBITDA as of April 30, 1997.
b) 56.7mm subs as reported in April 30, 1997 10Q.
c) Closing market price of $39.75 as of September 5, 1997.
d) For 100% of debt assuming no addditional restaurants built post 2001.

----------------
Salomon Brothers
----------------

GOING PRIVATE - SOURCES, USES AND OWNERSHIP


A TRANSACTION IN THE $45 TO $50 PER SHARE RANGE WOULD REQUIRE APPROXIMATELY $390 MILLION TO $425 MILLION IN TOTAL DEBT.



(Figures in millions, except per share data)


----------------------------------------------------------------------------------------------------------
GENERAL ASSUMPTIONS: $45 PER SHARE     USES                         SOURCES
Total Shares             18,427     Share Repurchase   $341.8    Bank Debt @8.0%                  $286.0
Sponsor Shares           10,831     Debt Refinanced      63.1    Senior Sub Debt @9.5%             100.0
                        --------                                 Excess Cash                         4.3
Shares Repurchased        7,596     Fees                  9.5                                    --------
Price / Share            $45.00     Option Proceeds     (24.1)   Total                            $390.4
                        --------                      --------        Plus: Assumed Debt             0.0
Total Repurchase Cost    $341.8     Total              $390.4               Contributed Equity     487.4
                                                                                                 --------
                                                                 Total Capitilization             $877.8
----------------------------------------------------------------------------------------------------------
GENERAL ASSUMPTIONS: $50 PER SHARE     USES                         SOURCES
Total Shares             18,427     Share Repurchase   $379.8    Bank Debt @8.0%                  $324.0
Sponsor Shares           10,831     Debt Refinanced      63.1    Senior Sub Debt @9.5%             100.0
                        --------                                 Excess Cash                         4.3
Shares Repurchased        7,596     Fees                  9.5                                    --------
Price / Share            $50.00     Option Proceeds     (24.1)   Total                            $428.3
                        --------                      --------        Plus: Assumed Debt             0.0
Total Repurchase Cost    $379.8     Total              $428.3               Contributed Equity     541.5
                                                                                                 --------
                                                                 Total Capitilization             $969.9
----------------------------------------------------------------------------------------------------------

OWNERSHIP ANALYSIS (A)       CURRENT             PRO FORMA
                        -----------------  -----------------
                          NUMBER      %       NUMBER      %
                        =================  =================
R.L. Johnson             7,167.7   38.9%     7,167.7   66.2%
Other Management         1,918.8   10.4%         0.0    0.0%
TCI / Liberty Media      3,663.2   19.9%     3,663.2   33.8%
Public                   5,677.2   30.8%         0.0    0.0%
                        -----------------  -----------------
Total                   18,427.0  100.0%    10,830.9  100.0%

--------------------------------------------------------------------------------
(a) Does not reflect voting control due to supervoting stock.


----------------
Salomon Brothers
----------------

GOING PRIVATE TRANSACTION





ADVANTAGES                                       DISADVANTAGES
----------                                       -------------
Delivers a premium value to public shareholders  Change in financial risk profile due to leverage and reduced access to public capital

Existing control shareholders maintain control   Debt burden will restrict financial flexibility
                                                 over the medium term. This could reduce
                                                 ability to realize values in expansion of
                                                 brand
Eliminates public market concerns regarding
future growth

----------------
Salomon Brothers
----------------

GOING PRIVATE - CREDIT IMPACT


OUR ANALYSIS ASSUMES RECAPITALIZATION ACCOUNTING TREATMENT FOR THE MANAGEMENT PROJECTIONS.



MANAGEMENT PROJECTIONS                                 PURCHASE PRICE PER SHARE
($ in millions, except                    -------------------------------------------------
 per share data)              STANDALONE   $40.00    $42.50    $45.00    $47.50    $50.00
-------------------------------------------------------------------------------------------
PRO FORMA 1998
EBITDA / Interest Expense           17.5x     3.0x      2.9x      2.8x      2.6x      2.5x
EBITDA - Capex / Interest Expense   15.3      2.7       2.5       2.4       2.3       2.2
Debt / EBITDA                        0.7      3.9       4.1       4.3       4.5       4.8

% Bank Debt Repaid in Year 5                100.0%    100.0%     94.1%     86.6%     79.9%
% Total Debt Repaid in Year 8               100.0%    100.0%    100.0%    100.0%    100.0%
-------------------------------------------------------------------------------------------


Note: This analysis assumes no additional restaurant development beyond 2001.

----------------
Salomon Brothers
----------------

CAPITAL EXPENDITURE ANALYSIS


PAIGE'S SUBSTANTIAL CASH FLOW SHOULD ENABLE THE COMPANY TO COMFORTABLY REPAY DEBT INCURRED IN TAKING THE COMPANY PRIVATE.

                                [GRAPHIC OMITTED]

              [TABULAR INFORMATION SET FORTH IN FOLLOWING TABLE]

CAPITAL EXPENDITURE DETAIL
(DOLLARS IN MILLIONS)            1998       1999       2000     2001
---------------------------------------------------------------------
Cable                            $5.0       $5.0       $5.0     $5.0
Restaurants                       5.0       15.0       25.0     50.0
All Others                        1.2        1.2        1.2      1.2
Total Capital Expenditures      $11.2      $21.2      $31.2    $56.2
Funds Available for Debt (a)     24.1       32.3       42.7     44.0
Free Cash Flow pre Cap. Ex.     $35.3      $53.5      $73.9   $100.2

A) Assuming an LBO at $50 per share.

----------------
Salomon Brothers
----------------

SHARE REPURCHASE VS. GOING PRIVATE TRANSACTION


                    ADVANTAGES                                DISADVANTAGES
                    ----------                                -------------
Share Repurchase    Lower required leverage than LBO          Maintain public company costs and
                                                              fiduciary obligations

                    Maintain public acquisition currency      Exacerbates small float problem

                    MAY not require significant premium       If ownership more consolidated, may have
                                                              stronger minority leverage

Going Private       Eliminates public company costs and       Eliminates public acquisition currency
                    fiduciary obligations

                    Can structure as a recapitalization to    Debt burden MAY restrict aggressive
                    avoid goodwill recognition                growth plans


                    Delivers premium value to shareholders    Leverage may limit future access to capital

                                                              Risk of lawsuits - pre and post transaction


----------------
Salomon Brothers
----------------

STRATEGIC ALTERNATIVES






----------------
Salomon Brothers
----------------

STRATEGIC ALTERNATIVES




IN ADDITION TO CONSIDERING FINANCIAL TRANSACTIONS TO CLOSE THE "VALUE-GAP," WE HAVE ALSO CONSIDERED STRATEGIC ALTERNATIVES AVAILABLE TO THE COMPANY:

A. Putting additional dollars into programming with a view to increasing advertising revenues at the core network;

B.   Making a strategic acquisition to leverage the Paige brand; or

C.   Developing a relationship with a strategic partner.



----------------
Salomon Brothers
----------------

PROGRAMMING










----------------
Salomon Brothers
----------------

PROGRAMMING




THE ECONOMICS OF INCREASING ADVERTISING REVENUES THROUGH PRODUCING OR PURCHASING PROGRAMMING ARE DIFFICULT BECAUSE:

A. To be profitable, the new programming would have to achieve substantially higher ratings than the Company has achieved in the past;

B. The potential audience size for new programming is limited for a channel that currently reaches 52% of the nation's TV households; and

C. If the Company moves away from its current low-cost programming focus (Black target market, predominantly music) by producing more expensive Black-oriented content or by expanding into other genres:

     (i)  Paige will be entering into a more competitive arena; and

     (ii) it may leave a door open for others to emulate Paige's traditional focus.

----------------
Salomon Brothers
----------------

PROGRAMMING ECONOMICS

IF PAIGE WERE TO PRODUCE OR PURCHASE PROGRAMMING, THE COMPANY WOULD HAVE TO ACHIEVE MUCH HIGHER RATINGS AMONG ITS AUDIENCE THAN IT HAS HISTORICALLY ACHIEVED TO BE PROFITABLE.

Per Episode Profit or (Loss) to Paige from Producing or Purchasing 1/2 hour Black Oriented Prime Time Programming


                                 Average Rating -- Paige Households
       --------------------------------------------------------------------------------
         0.40 (a)     0.67        2.59       3.35 (b)      4.51      6.43       8.35

                              Equivalent Rating -- U.S. TV Households
       --------------------------------------------------------------------------------
CPM      0.21         0.35        1.35       1.75          2.35      3.35 (b)   4.35

$6.00  ($237,870)  ($229,630)  ($171,430)   ($148,411)  ($113,230)  ($55,030)   $3,170
 7.00   (235,848)   (226,235)   (158,335)    (131,479)    (90,435)   (22,535)   45,365
 8.00   (233,827)   (222,840)   (145,240)    (114,547)    (67,640)     9,960    87,560
 9.00   (231,805)   (219,445)   (132,145)     (97,616)    (44,845)    42,455   129,755
10.00   (229,783)   (216,050)   (119,050)     (80,684)    (22,050)    74,950   171,950
---------------------------------------------------------------------------------------

(a) Paige prime time rating during the 2nd quarter of 1997.
(b) Average U.S. rating for selected successful black sitcoms, eg. Moesha, The Wayans Brothers.
Paige estimated third fiscal quarter all-day CPM $5.03.
20 30-second spots per hour.
Per episode license fee $500,000. Rights to broadcast 2 times in one year. Paige Households 50,542,000; U.S. TV Households 97,000,000.


----------------
Salomon Brothers
----------------

STRATEGIC ACQUISITION







----------------
Salomon Brothers
----------------

SELECTION CRITERIA


POTENTIAL ACQUISITION CANDIDATES FOR PAIGE WERE SELECTED ON THE BASIS OF TWO MAIN CRITERIA.

Ability to further capitalize on growth of Paige's current market segment.

Candidates that would:

       Extend the range of products

       Provide entry into new geographic markets

       Leverage Paige's existing services in new mediums


Ability to apply Paige's core competencies to companies operating in other market segments.


----------------
Salomon Brothers
----------------

SUMMARY OF ACQUISITION CANDIDATES


WE CONSIDERED A BROAD RANGE OF CANDIDATES IN EACH AREA OF THE MEDIA INDUSTRY. COMPANIES DENOTED IN BLUE WERE ANALYZED IN FURTHER DETAIL.

TELEVISION Telemundo                 PRINT MEDIA  Black Enterprise    MUSIC INDUSTRY   TVT Records
           Paxson Comm Corp                       Ebony
           Home Shopping Network                  Essence             MOVIE THEATERS   Cineplex Odeon
           Univision                              Jet                                  GC Companies
           Trinity Bcstg Ntwk                     American Visions                     United Artists
                                                  The Crisis                           Act 3
                                                  EM: Ebony Man                        Sony
RADIO      El Dorado                              Right On!
           Greater Media                                              GAMING           Aladdin
           Lotus Communications                                                        Rio
           Emmis Broadcasting                                                          Sands-Las Vegas
           Latin Communications
           Radio One Inc
           Inner City Broadcasting
           SFX
           Secret Comm
           Spanish Broadcasting
           Walt Disney/Cap Cities


----------------
Salomon Brothers
----------------

SUMMARY OF ACQUISITION RECOMMENDATIONS


AFTER CONCLUDING OUR REVIEW OF CANDIDATES IN EACH SECTOR WE SUGGEST THAT IF PAIGE WERE TO CONSIDER AN ACQUISITION, THE FOLLOWING CANDIDATES WOULD BE THE MOST APPROPRIATE.

Industry                 Recommendations

Television Broadcasting  Most complimentary extension of existing business
                         Telemundo offers best fit for Paige
                           -- stations in several key Black markets

Radio Broadcasting       Roll-up of smaller station groups best course of
                         action:
                           -- example: El Dorado, Greater Media, Radio One and
                              Lotus Communications

Print Media              None
                         Titles are privately owned
                         Defer to Paige management's knowledge of individual situations

Music Industry           None
                         Limited industry growth
                         Limited acquisition opportunities

Movie Theaters           None
                         Joint-venture with an established operator a possible course of action

Gaming                   None
                         Defer to Paige management's current position

----------------
Salomon Brothers
----------------

TELEMUNDO - STATION LOCATIONS




TELEMUNDO OWNS AND OPERATES 7 FULL POWER AND 13 LOW POWER STATIONS IN THE U.S. AND 1 FULL POWER STATION IN PUERTO RICO. TELEMUNDO ALSO PROVIDES PROGRAMMING TO 134 AFFILIATES IN THE UNITED STATES.

                               [GRAPHIC OMITTED]

                  [TABULAR INFORMATION SET FORTH IN ANNEX A]


----------------
Salomon Brothers
----------------

TELEMUNDO - INVESTMENT CONSIDERATIONS

PROS                                               CONS
----                                               ----
Option to maintain or change Spanish programming.  Univision has 75% of Spanish language television viewing audience.

Opportunity to increase infomercial revenues.      Univision has the right of first refusal for 25
                                                   years to air in the US all programming
                                                   produced by Televisa and Venevision.
                                                   Televisa is the largest supplier of Spanish
                                                   programming.
Favorable Market Demographics:
  -  Hispanic population expected to increase
     over 50% by 2010                              Substantial leverage - 87% debt to total
  -  Will be the largest minority group accounting capitalization.
     for 13.5% of total population

Potential for significant growth in advertising expenditures - Spanish language television has 4% of audience but 1.7% share of advertising.

18% Owned by Apollo Advisors and Leon Black

Undervalued. Significant asset value particularly in Puerto Rico which is approximately $150 million in value.

----------------
Salomon Brothers
----------------

RADIO- SMALL STATION ROLL-UP


THERE EXISTS AN OPPORTUNITY FOR PAIGE TO ACQUIRE SEVERAL SMALLER OPERATORS TO CREATE A LARGER BLACK-ORIENTED NETWORK.

Salomon Brothers suggests Paige consider the following companies:


El Dorado -- Hispanic format stations in Houston


Greater Media -- Various formats; very attractive markets for Paige
                 New York, Philadelphia, Detroit, and Boston


Lotus Communications -- Hispanic format stations
                        Los Angeles, Las Vegas, Reno, Tucson, San Antonio, Chicago and Fresno


Radio One -- Black format stations
             Baltimore, Philadelphia, and Washington, D.C.


----------------
Salomon Brothers
----------------

RADIO- SMALL STATION ROLL-UP - STATION LOCATIONS


A COMBINED EL DORADO, GREATER MEDIA, LOTUS COMMUNICATIONS, AND RADIO ONE WOULD PROVIDE PAIGE WITH COVERAGE IN MOST OF THE MAJOR US MARKETS.

                               [GRAPHIC OMITTED]

                  [TABULAR INFORMATION SET FORTH IN ANNEX A]

----------------
Salomon Brothers
----------------

SMALL STATION ROLL-UP - INVESTMENT CONSIDERATIONS

PROS                                            CONS
----                                            ----
Acquisitions would cover many of the major      Separate negotiations with each
markets in the United States.                   candidate required.

Well positioned to weather cyclical economic
fluctuations.                                   May not all be willing to sell.

Ethnic format, opportunity to switch to Black-
oriented format.                                Less attractive without all four
                                                acquisitions.

----------------
Salomon Brothers
----------------

STRATEGIC PARTNER






----------------
Salomon Brothers
----------------

STRATEGIC PARTNER

ANOTHER ALTERNATIVE AVAILABLE TO THE COMPANY IS TO ENTER INTO A STRATEGIC PARTNERSHIP WITH A LARGE MEDIA COMPANY WITH SUBSTANTIAL PRESENCE IN SEVERAL MEDIA BUSINESSES.

Salomon Brothers believes The Walt Disney Company makes the most logical sense as a strategic partner. Potential areas of joint activity are:


CONTENT PRODUCTION      DISTRIBUTION                  OTHER AREAS
------------------      ------------                  -----------
Television Programs     Television Broadcasting       Theme parks
Music                   Radio Broadcasting
Motion Pictures         Cable Channels





----------------
Salomon Brothers
----------------

ANNEX A - CERTAIN TABULAR INFORMATION

RADIO -- SMALL STATION ROLL-UP -- STATION LOCATIONS
A combined El Dorado, Greater Media, Lotus Communications, and Radio One would provide Paige with coverage in most of the major US markets.

FRESNO, CA                                      BOSTON, MA
KGST AM/FM         [Lotus Communications]       WKLB FM        [Greater Media]
                                                WROR FM        [Greater Media]
LOS ANGELES, CA                                 WMJX FM        [Greater Media]
KWKW FM            [Lotus Communication]        WOAZ FM        [Greater Media]
KVCA AM            [Lotus Communications]       WBOS FM        [Greater Media]

RENO, NV                                        NEW YORK, NY
KOZZ AM/FM         [Lotus Communications]       WMGQ FM        [Greater Media]
KHIT AM/FM         [Lotus Communications]       WCTC AM        [Greater Media]

LAS VEGAS, NV
KENO AM            [Lotus Communications]
KOMP FM            [Lotus Communications]
KORK AM            [Lotus Communications]
KXPT FM            [Lotus Communications]

TUSCON, AZ
KTKT AM            [Lotus Communications]
KLPX FM            [Lotus Communications]
KFMA FM            [Lotus Communications]

SAN ANTONIO, TX
KZEP AM/FM         [Lotus Communications]

CHICAGO, IL
WTAQ AM            [Lotus Communications]

HOUSTON, TX
KQQK FM            [El Dorado Communications]
KXTJ FM            [El Dorado Communications]
KEYH AM            [El Dorado Communications]

DETROIT, MI
WCSX FM            [Greater Media]
WRIF FM            [Greater Media]
WQRS FM            [Greater Media]

WASHINGTON, D.C
WOL AM             [Radio One]
WMMJ FM            [Radio One]
WKYS FM            [Radio One]
WYCB AM            [Radio One]

BALTIMORE, MD
WWIN AM            [Radio One]
WWIN FM            [Radio One]
WOLB AM            [Radio One]
WERQ AM            [Radio One]

PHILADELPHIA, PA
WMGK FM            [Greater Media]
WPEN AM            [Greater Media]
WFLN FM            [Greater Media]
WMMR FM            [Greater Media]
WPHI FM            [Radio One]

TELEMUNDO - STATION LOCATIONS

Telemundo owns and operates 7 full power and 13 low power stations in the U.S. and 1 full power station in Puerto Rico. Telemundo also provides programming to 134 affiliates in the United States.

SACRAMENTO, CA                    LUBBOCK, TX                             WASHINGTON, D.C.
Low Power Owned & Operated:       Principal Broadcast Affiliates          Principal Broadcast Affiliates
K47DQ                             XKXTQ                                   WZGS
K52CK                             K44DA
K61F1                                                                     NEW YORK, NY
                                  ODESSA/MIDLAND, TX                      Full Power Owned & Operated
SAN FRANCISCO, CA                 Low Power Owned & Operated              WNJU
Full Power Owned & Operated       K60EE
KSTS                              K49CD                                   HARTFORD-NEW HAVEN, CT
                                                                          Principal Broadcast Affiliates
SALINAS-MONTERE, CA               DALLAS, TX                              WRDM
Low Power Owned & Operated        Principal Broadcast Affiliates
K15CU                             KFWD                                    SPRINGFIELD, MA
                                                                          Principal Broadcast Affiliates
SANTA MARIA, CA                   ABILENE, TX                             WDMR
Low Power Owned & Operated        Low Power Owned & Operated
K27EI                             K40DX                                   BOSTON, MA
                                                                          Low Power Owned & Operated
FRESNO, CA                        AUSTIN, TX                              W32AY
Principal Broadcast Affiliates    K11SF Low Power Owned & Operated
KMSG                              KGBS  Principal Broadcast Affiliates    SAN JUAN, PUERTO RICO
                                                                          Full Power Owned & Operated
                                  HOUSTON, TX                             WKAQ
LOS ANGELES, CA                   Full Power Owned & Operated
Full Power Owned & Operated       KTMD
KVEA
                                  SAN ANTONIO, TX
SAN DIEGO, CA                     Full Power Owned & Operated
Principal Broadcast Affiliates    KVDA
XHAS
                                  CORPUS CHRISTI, TX
PHOENIX, AZ                       Principal Broadcast Affiliates
Principal Broadcast Affiliates    KAJA
KDRX
                                  MCALLLEN, TX
TUSCON, AZ                        Principal Broadcast Affiliates
Principal Broadcast Affiliates    XHRIO
KHRR
                                  LAREDO, TX
LAS VEGAS, NV                     Principal Broadcast Affiliates
Principal Broadcast Affiliates    KLDO
KBLR
                                  EGLE PASS, TX
SALT LAKE CITY, UT                Principal Broadcast Affiliates
Low Power Owned & Operated        KVAW
K48EJ
                                  CHICAGO, IL
ALBUQUERQUE, NM                   Full Power Owned & Operated
Principal Broadcast Affiliates    WSNS
K59DB
                                  ATLANTA, GA
SANTA FE, NM                      Principal Broadcast Affiliates
Low Power Owned & Operated        W67CI
K52BS
                                  ORLANDO, FL
DENVER, CO                        Principal Broadcast Affiliates
Principal Broadcast Affiliates    WTMO
KUBD
                                  MIAMI FL
COLORADO SPRINGS, CO              Full Power Owned & Operated
Low Power Owned & Operated        WSCV
K49CJ
                                  TAMPA, FL
EL PASO, TX                       Principal Broadcast Affiliates
Principal Broadcast Affiliates    WRMD
XHIJ


PRICE /                                                 LIQUIDITY
------                                                  ---------
VOLUME                                                  ANALYSIS
------                                                  --------
                                                                     Average Daily
Date         Price     Volume                           Date         Share Volume   Median
                       (000s)
------------------------------------------             --------------------------------------
  960905       25.25       1.100                              Sep-96         6.525      7.558

  960906       25.50       1.800                              Oct-96         6.639      7.558

  960909       26.00       3.500                              Nov-96         7.025      7.558
  960910       26.50       2.700                              Dec-96        13.700      7.558

  960911       26.63       3.400                              Jan-97        14.895      7.558
  960912       26.63       7.000                              Feb-97         7.558      7.558
  960913       26.88       4.400                              Mar-97         9.690      7.558
  960916       26.75       5.200                              Apr-97         6.164      7.558
  960917       26.63      15.600                              May-97        14.471      7.558
  960918       26.25      19.800                              Jun-97        18.176      7.558
  960919       26.25       1.600                              Jul-97        19.677      7.558
  960920       26.75       6.800                              Aug-97         6.119      7.558
  960923       27.50       8.800                              Sep-97         6.664      7.558
  960924       27.75       6.300                                     Average Daily
                                                                     Trading
  960925       29.75      15.700                                     Volume Per
                                                                     Month/Median
  960926       29.00      11.700                                     Shares in
  960927       29.00       4.700                                     thousands
  960930       28.75       7.600
  961001       28.63       0.500
  961002       28.88       9.300
  961003       28.75       2.600
  961004       29.25      10.200
  961007       28.63       7.100
  961008       28.88       8.100
  961009       28.75       2.500
  961010       28.63       1.000
  961011       28.88       0.700
  961014       29.13       7.800
  961015       29.13       0.800

  961016       28.88       0.700
  961017       29.13      15.100
  961018       29.00      13.600
  961021       28.88       3.400
  961022       29.63      10.500
  961023       29.75      25.500
  961024       30.00       6.100
  961025       29.88       6.600
  961028       29.50       5.300
  961029       29.25       5.500
  961030       29.00       4.000
  961031       29.25       5.800
  961101       29.00       2.800
  961104       29.38       7.800
  961105       29.00       4.500
  961106       28.75      15.100
  961107       28.13       4.800
  961108       27.25      11.500
  961111       26.63       5.700
  961112       26.13      15.700
  961113       26.13      13.500
  961114       26.13      17.000
  961115       27.50      11.200
  961118       27.88       1.600
  961119       27.75       1.800
  961120       28.00       2.300
  961121       28.13       7.600
  961122       27.75       2.500
  961125       27.75       6.500
  961126       27.63       3.600
  961127       27.63       0.900
  961129       27.75       4.100
  961202       27.75       8.000
  961203       27.75       0.900
  961204       28.38       6.000
  961205       28.38       2.400
  961206       28.38       6.500
  961209       28.38       2.400
  961210       28.50       3.900
  961211       28.50       0.600
  961212       27.50       7.600
  961213       26.75      26.600
  961216       26.63       0.800
  961217       25.75      17.600
  961218       24.75      68.700
  961219       26.38      30.400
  961220       26.75      14.100
  961223       26.38      48.000
  961224       26.50       2.500
  961226       27.13       9.300
  961227       27.63      14.800
  961230       28.00       6.200
  961231       28.75      10.400
  970102       29.25       6.200
  970103       29.31       1.000

  970106          29.50      11.600
  970107          29.13       4.800
  970108          28.00       9.900
  970109          27.88       5.600
  970110          27.88      18.000
  970113          27.63      18.700
  970114          27.88       6.500
  970115          28.50      15.400
  970116          28.13      12.700
  970117          27.88      35.700
  970120          27.75       3.400
  970121          27.38      36.700
  970122          26.75       6.100
  970123          25.25      10.700
  970124          25.25      28.700
  970127          25.50      27.500
  970128          25.50      32.800
  970129          25.25       8.800
  970130          25.25      12.100
  970131          26.25      14.800
  970203          27.13      10.500
  970204          27.25       3.800
  970205          27.00       6.200
  970206          27.13      18.500
  970207          26.50      11.000
  970210          26.75       2.100
  970211          27.75       5.800
  970212          28.00       2.900
  970213          29.00      10.800
  970214          29.38       5.500
  970218          30.38      14.600
  970219          31.13      18.600
  970220          31.00       4.100
  970221          30.25       6.100
  970224          30.00       6.500
  970225          30.00       2.900
  970226          29.38       2.400
  970227          29.50       0.700
  970228          29.38      10.600
  970303          29.38       0.300
  970304          29.25       3.100
  970305          28.88       0.000
  970306          27.75      14.500
  970307          28.25       4.800
  970310          29.38       5.200
  970311          30.50       5.300
  970312          30.25       6.200
  970313          30.13       1.900
  970314          30.00       4.900
  970317          30.13       5.500
  970318          29.88       2.200
  970319          30.25       3.600
  970320          29.88       5.400

  970321          28.25      30.600
  970324          27.88      13.500
  970325          28.00      53.000
  970326          28.75       8.300
  970327          29.88      10.700
  970331          29.63      14.800
  970401          30.63      11.000
  970402          30.63       7.100
  970403          30.50       3.800
  970404          30.25       2.000
  970407          30.38       3.500
  970408          30.00       2.200
  970409          29.75       1.200
  970410          29.75       0.200
  970411          29.50       1.400
  970414          29.25       2.500
  970415          28.63       6.600
  970416          28.88      29.900
  970417          28.88       2.200
  970418          29.00       0.500
  970421          28.88       2.800
  970422          28.63      12.900
  970423          29.13       1.100
  970424          29.00       6.400
  970425          28.63       9.000
  970428          28.75       9.500
  970429          28.75       7.000
  970430          28.88      12.800
  970501          29.00      12.100
  970502          29.00       8.100
  970505          29.00      11.400
  970506          28.63      11.200
  970507          28.25       9.800
  970508          27.50       9.800
  970509          28.00      22.400
  970512          28.88      10.300
  970513          28.50       8.700
  970514          28.25      14.600
  970515          28.13      12.900
  970516          28.63      58.500
  970519          29.13       2.900
  970520          29.13       3.900
  970521          30.00       5.400
  970522          30.63       7.600
  970523          30.88       4.400
  970527          31.25       5.200
  970528          31.75      58.300
  970529          32.13       9.900
  970530          32.13      16.500
  970602          33.13      11.500
  970603          33.13       8.000
  970604          33.13       3.000
  970605          33.25      19.000
  970606          33.38       4.400

  970609          33.25      17.500
  970610          33.50       9.300
  970611          34.50      34.500
  970612          34.00      12.700
  970613          33.75      45.100
  970616          33.63       2.900
  970617          33.63       4.300
  970618          33.25       7.800
  970619          33.38      29.000
  970620          33.25      59.500
  970623          33.75      25.900
  970624          33.75      24.800
  970625          33.88       9.400
  970626          33.50       3.800
  970627          33.00      23.800
  970630          32.75      25.500
  970701          32.75      16.800
  970702          32.88      11.300
  970703          33.25       3.900
  970707          32.94      29.900
  970708          32.94       2.800
  970709          32.81       7.700
  970710          33.38      20.900
  970711          33.06      40.800
  970714          32.81      40.800
  970715          32.50      31.200
  970716          32.13      39.400
  970717          33.25      68.000
  970718          34.94      27.000
  970721          34.94      10.000
  970722          35.25      12.100
  970723          35.88      12.800
  970724          35.88       2.200
  970725          36.50      11.000
  970728          36.63       4.800
  970729          36.88       4.300
  970730          37.44       9.700
  970731          40.00      25.500
  970801          39.00      40.800
  970804          38.75       4.400
  970805          38.94       2.900
  970806          39.25       3.500
  970807          39.25       2.300
  970808          39.25       3.300
  970811          39.38       1.600
  970812          39.25       0.300
  970813          39.56       4.500
  970814          39.81       6.100
  970815          39.75       3.600
  970818          39.63       4.800
  970819          39.94       4.800
  970820          40.25       9.400
  970821          39.75       4.200
  970822          39.63       3.800

  970825          39.56       0.900
  970826          39.50       9.300
  970827          39.56       5.200
  970828          39.50       5.200
  970829          39.38       7.600
  970902          39.88       3.600
  970903          39.75       6.900
  970904          39.75       1.000
  970905          39.75       3.500
  970908          41.31      22.200
  970909          41.88       3.100
  970910          41.00       7.900
  970911          51.50      49.300
  970912          52.56     171.500
  970915          52.56      18.200
  970916          53.00      33.300
  970917          53.13     214.700
  970918          53.44       8.100
  970919          52.88       7.600
  970922          53.00      14.200
  970923          52.88      38.400
  970924          53.13      26.700
  970925          53.06      18.600
  970926          52.94       5.000
  970929          52.81      88.300
  970930          52.88      14.700
  971001          53.00      18.000
  971002          53.00       6.000
  971003          53.00      26.000
  971006          53.13       3.100
  971007          54.56     191.900
  971008          54.63      14.000
  971009          53.63       5.100
  971010          55.13      14.800
  971013          54.38      12.600
  971014          53.88       1.400
  971015          53.94      12.400
  971016          54.00       3.200
  971017          53.94       8.900
  971020          54.13       2.800
  971021          54.06       4.200
  971022          54.00      11.000
  971023          53.13      13.200
  971024          53.44      11.500
  971027          52.00       9.900
  971028          51.25      19.100
  971029          51.75      19.500
  971030          50.94       6.100
  971031          50.94      15.900
  971103          52.00      30.900
  971104          52.06       3.500
  971105          52.00       3.700
  971106          52.00       5.700
  971107          51.25      12.700

      971110          51.75      62.200
      971111          52.13       9.200
      971112          51.50      12.900
      971113          51.88      52.200
      971114          51.75      40.800
      971117          52.13      73.700
      971118          52.25      12.000
      971119          52.00      35.600
      971120          52.55      98.800
      971121          52.63      22.200
      971124          52.56      17.500
      971125          52.19      42.500
      971126          52.69       3.900
      971128          53.31      10.200
      971201          53.00      14.200
      971202          52.69       3.400
      971203          52.00       9.000
      971204          52.31      50.800
      971205          52.38      51.400
      971208          52.44      32.600
      971209          53.63      28.600
      971210          52.75       7.100
      971211          52.38      16.000
      971212          52.88      13.000
      971215          52.88      19.100
      971216          53.25      18.200
      971217          53.50      18.600
      971218          53.25      14.800
      971219          53.63      11.800
      971222          54.00       3.800
      971223          54.06       5.100
      971224          54.00       2.700
      971226          53.88       1.000
      971229          53.88       1.900
      971230          53.94       5.100
      971231          54.63      12.100
      980102          54.81       3.100
      980105          55.00       1.400
      980106          55.00       0.100
      980107          54.44       6.700
      980108          54.19       8.100
      980109          54.25       8.300
      980112          54.06       1.500
      980113          53.81       9.100
      980114          53.50      11.400
      980115          53.00       1.600
      980116          53.38       3.600
      980120          52.69       0.000
      980121          53.00       7.500
      980122          53.38       3.000
      980123          53.00      18.300
      980126          54.75       5.200
      980127          55.13      54.000
      980128          54.94       8.000

      980129          54.94       3.000
      980130          55.13       3.800
      980202          55.38       2.900
      980203          55.63       6.300
      980204          55.25       7.000
      980205          53.50       9.600
      980206          54.50       9.700
      980209          54.94       7.900
      980210          55.13       9.200
      980211          55.31       5.500
      980212          54.13      22.300
      980213          53.44      24.700
      980217          53.63       4.800
      980218          53.63       2.500
      980219          53.81       3.600
      980220          55.25      12.200
      980223          55.13       9.200
      980224          55.00       2.400
      980225          55.00       1.600
      980226          54.56      27.700
      980227          54.56      16.700
      980302          55.25       6.300
      980303          54.88      13.600
      980304          54.63      10.000
      980305          54.50       9.900
      980306          54.69       2.800
      980309          54.00       6.800
      980310          55.13       8.000
      980311          54.75       5.000
      980312          53.75      13.000
      980313          54.50      21.700
      980316          60.56     182.700
      980317          60.75      61.200
      980318          60.75      29.200
      980319          60.69     145.300
      980320          60.75     191.800
      980323          60.88     185.200
      980324          61.00       8.400
      980325          61.00       9.600
      980326          61.06       4.300
      980327          61.13       0.700
      980330          61.50      12.700
      980331          61.13      20.300
      980401          60.75     153.400
      980402          61.13     319.700
      980403          61.13      23.100
      980406          61.19      14.500
      980407          61.13       8.500
      980408          61.06       3.400
      980409          61.06       0.700
      980413          61.13      12.400
      980414          61.19       2.100
      980415          61.31       6.000
      980416          61.38       0.900

      980417          61.44       2.900
      980420          61.69      14.600
      980421          62.00       3.300
      980422          62.00      63.300
      980423          61.75       9.500
      980424          61.56       5.100
      980427          61.50       7.500
      980428          61.56       8.500
      980429          62.00       1.900
      980430          62.00       7.200
      980501          61.88       1.700
      980504          62.00       0.900
      980505          62.06      18.600
      980506          62.25       3.200
      980507          62.31       3.100
      980508          62.38       2.700
      980511          62.25       3.000
      980512          62.31      33.700
      980513          62.25      14.400
      980514          62.13       5.400
      980515          62.19       7.400
      980518          62.25       1.700
      980519          62.50       4.600
      980520          62.50       6.900
      980521          62.06      28.100
      980522          62.25       4.900
      980526          62.38       5.300
      980527          62.00      13.500
      980528          62.38       6.100
      980529          62.44      11.800
      980601          62.38       0.700
      980602          62.06       6.100
      980603          62.25       2.700
      980604          62.38       3.000
      980605          62.50       2.500
      980608          62.50      14.000
      980609          62.50       2.100
      980610          62.50       0.800
      980611          62.44      13.700
      980612          62.50       3.900
      980615          62.38       0.000
      980616          62.56       0.700
      980617          62.63      41.100
      980618          62.56       1.400
      980619          62.50       2.300
      980622          62.69       2.800
      980623          62.69       2.800
      980624          62.75       1.400
      980625          62.63       4.900
      980626          63.00       5.700
      980629          62.88       1.500